EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made on the 31st day of August, 2007 between Mid Penn Bank (the "Employer"), a Pennsylvania corporation with its principal office at 349 Union Street, Millersburg, PA 17601, and Alan W. Dakey (the "Executive").

         WHEREAS, the Employer desires to employ the Executive as the President and Chief Executive Officer of the Employer under the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive desires to serve the Employer as the Chief Executive Officer under the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

         1. DEFINITIONS. The following definitions shall apply in this
Agreement:

                  (a) "Anniversary Date" shall mean September 1, 2009 and the
                      September 1 every two years thereafter.

                  (b) "Annual Salary" shall mean the stated base cash
                      compensation defined in Section 5(a) without regard to any elective deferral or salary reduction plan or program of the Corporation.

                  (c) "Board of Directors" shall mean the Board of Directors of the Employer as constituted from time to time.

                  (d) "Change of Control" shall be defined in Section (14) of this Agreement.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (f) "Corporation" shall mean Mid Penn Bancorp, Inc.

                  (g) "Disability" shall be as defined in Section 10(b) of this
                      Agreement.

                  (h) "Effective Date" shall mean September 1, 2007

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                  (i) "LTD" shall mean the Corporation's long-term disability insurance for key management personnel as in effect from time to time.

                  (j) "Early Retirement" shall be the age stipulated from time to time by the Compensation Committee of the Board of Directors as the age at which key management personnel may elect to take early retirement.

                   (k) "Normal Retirement" shall mean that age stipulated from time to time by the Board of Directors as the age at which key management personnel are required to take mandatory retirement.

                  (l) "Senior Executive" shall mean any key management employee of the Corporation or a Subsidiary whose employment relationship is governed by a contract or agreement.

                  (m) "Subsidiary" shall mean any bank, corporation or other entity of which the Corporation owns, directly or indirectly through one or more Subsidiaries, a majority of each class of equity security having ordinary voting power in an election of directors.

         2. TERM OF AGREEMENT; RENEWAL.
(a) This Agreement shall be initially effective for a period beginning September 1, 2007 and ending on September1, 2009. Except as provided in Section 2(b), the term of this Agreement will automatically renew on Septermber1, 2009 and on each subsequent Anniversary Date for an additional two-year period unless, prior to the first day of June preceding the first Anniversary Date within the the then current term, either party shall give written notice of nonrenewal to the other, in which event this Agreement shall terminate at the end of the the two-year period then in effect.

(b) In the event of a Change of Control, if the Corporation provides the Executive with timely notice of nonrenewal pursuant to Section 2(a) prior to the first Anniversary Date following the Change of Control, the Corporation's decision not to renew this Agreement shall not constitute "good reason" for purposes of Section 9. Any subsequent decision by the Corporation not to renew this Agreement shall, however, constitute good reason for purposes of Section 9.

         3. POSITION AND DUTIES. The Executive shall serve as President and Chief Executive Officer reporting to the Board of Directors and shall have supervision and control over, and responsibility for, the general management and operation of the Employer, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, provided that such duties are consistent with the position of a Senior Executive.

         4. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote substantially all his working time, ability and attention to the business of the Employer during the term of this Agreement. The Executive shall notify the Board of Directors in writing before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Employer or any of its Subsidiaries, nor may the Executive serve as a director or officer or in any other capacity with any business entity unless he shall have received advance written approval from the Board of Directors.

         5. COMPENSATION.

         (a) ANNUAL SALARY. For services rendered under this Agreement, the Executive shall be entitled to receive as base compensation an Annual Salary at an initial rate of $175,000 per year]. The Executive's Annual Salary shall be reviewed thereafter by the Board of Directors at least once annually and may be adjusted at the discretion of the Board of Directors in accordance with the then-current compensation policies and practices and other factors deemed relevant by the Board of Directors; provided, that at no time shall the Annual Salary be less than the Executive's Annual Salary in the prior calendar year. Annual Salary shall be subject to withholding and other applicable taxes and payroll deductions and payable in substantially equal monthly installments or such other more frequent intervals as may be determined by the Board of Directors as payroll policy for Senior Executives.

         (b) INCENTIVE COMPENSATION. The Executive will be eligible to participate in any stock option, stock bonus, or other incentive plan available generally to other Senior Executives from time to time. The Executive will continue to participate in the extra bonus plan of 20% of base salary unless a satisfactory new bonus plan is agreed to between the Corporation and the Executive.

         6. BENEFITS, VACATION TIME, EXPENSES AND PERQUISITES.

         (a) EMPLOYEE BENEFIT PLANS. During the term of this Agreement, the Executive shall be entitled to participate in all employee benefit plans made available from time to time by the Employer to its Senior Executives, including, but not limited to, pension, profit-sharing, savings, supplemental retirement income, medical and health-and-accident plans and arrangements, subject to and on a basis consistent with the terms and conditions of, and the Employer rules and regulations pertaining to such plans and arrangements, and any limitations or qualifications imposed by any applicable governmental body. Subject to the foregoing, the benefit plans and arrangements provided to the Executive shall include, but shall not be limited to the following:

                  (i) Mid Penn Bank Split Dollar Life Insurance Plan;

                  (ii) Mid Penn Bank Salary Continuation Agreement;

                  (iii) Mid Penn Bank Executive Deferred Salary and Bonus Agreements; and

                  (iv) Mid Penn Bank Survivor Income Agreement.

                  (v) Mid Penn Retirement Bonus Plan for the Board of Directors.

         (b) VACATION. During the term of this Agreement, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Employer from time to time for its Senior Executives, but not less than four
(4) weeks in any calendar year. Such vacation entitlement shall be subject to all rules and policies concerning vacation time as shall be applicable to Senior Executives from time to time. The Executive shall also be entitled to all paid holidays given by the Corporation to its Senior Executives.

         (c) REIMBURSABLE GENERAL EXPENSES. During the term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established from time to time by the Board of Directors for its Senior Executives) in performing services hereunder, provided that the Executive first properly accounts therefor in accordance with such policies and procedures.


         (d) MISCELLANEOUS. The Executive shall be entitled to receive such other perquisites, e.g. club memberships and "fringe benefits", as the Board of Directors shall deem appropriate, in its sole direction.



         7. UNAUTHORIZED DISCLOSURE. During the term of this Agreement or at any later time, the Executive shall not, without the written consent of a duly authorized executive officer of the Employer, disclose to any person (including an employee of the Corporation, the Employer or a Subsidiary), other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Employer, any material confidential information obtained by him while in the employ of the Employer or any Subsidiary or operating unit with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or business practices, the disclosure of which reasonably would be expected to materially damage the Employer; provided, however, that for purposes of this Agreement confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employer.

         8. RESTRICTIVE COVENANTS. Except as otherwise provided below, upon termination of his employment hereunder regardless of the circumstances or reasons for such termination, the Executive covenants and agrees as follows:

         (a) NONCOMPETITION. The Executive shall not, directly or indirectly, within the marketing area of the Employer and its Subsidiaries (defined as all areas within 25 miles of any office or other facility of the Employer where the Employer has established an active and material marketing presence) enter into or engage generally in direct or indirect competition with the Employer in the business of banking or any banking or trust related business, either directly or indirectly as an individual on his own or as a partner or joint ventur, or as a director, officer, shareholder (except as an incidental shareholder), employee or agent for any person, for a period equal to the greater of (i) one year or
(ii) the duration of any payments to the Executive pursuant to Section 11after the date of termination of his employment, except where the termination occurs in conjunction with a Change of Control or Good Reason in which case this paragraph shall not apply.

         The existence of any material claim or cause of action of the Executive against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of this covenant. The Executive acknowledges and agrees that enforcement of this covenant not to compete will not prevent him from earning a livelihood and that any breach of the restrictions set forth in this paragraph will result in irreparable injury to the Employer for which it shall have no adequate remedy at law, and that, therefore, the Employer shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

         (b) RETURN OF MATERIALS. Upon termination of employment with the Employer for any reason, the Executive shall immediately deliver to the Employer all correspondence, manuals, letters, notes, notebooks, reports and any other documents and tangible items containing or constituting confidential information about the Employer maintained at his office and shall promptly deliver all said materials held by him at other locations.

         (c) NONSOLICITATlON OF EMPLOYEES. The Executive shall not entice or solicit, directly or indirectly, any other executives or key management personnel of the Employer to leave the employ of the Employer or its Subsidiaries to work with the Executive or any entity with which the Executive has affiliated for a period equal to the greater of (i) one year or (ii) the duration of any payments to the Executive pursuant to Section 11 following the Executive's termination of employment with the Employer for any reason, including a termination of employment in conjunction with a Change of Control.

         (d) NONSOLICITATION OF CUSTOMERS. The Executive shall not entice or solicit, directly or indirectly, any client or customer of the Employer or any Subsidiary for a period equal to the greater of (i) one year or (ii) the duration of any payments to the Executive pursuant to Section 11 following the Executive's termination of employment with the Employer for any reason, including a termination of employment in conjunction with a Change of Control.

         (e) REMEDY. The Executive acknowledges and agrees that any breach of the restrictions set forth in Sections 7 and 8 will result in irreparable injury to the Employer for which it shall have no meaningful remedy in law and the Employer shall be entitled to injunctive relief in order to enforce provisions hereof. Upon obtaining such injunction, the Employer shall be entitled to pursue reimbursement from the Executive and/or the Executive's employer of costs incurred in securing a qualified replacement for any employee enticed away from the Employer by the Executive. Further, the Employer shall be entitled to set off against or obtain reimbursement from the Executive of any payments owed or made to the Executive by the Employer hereunder.

         9. TERMINATION.

         (a) GENERALLY. The Executive's employment hereunder shall terminate upon his Early Retirement, Normal Retirement or death.

         (b) TERMINATION DUE TO PERMANENT DISABILITY. If the Executive becomes permanently disabled because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period anticipated to extend for a period of at least one hundred eighty (180) consecutive calendar days (or such other length of time that is equal to any applicable elimination period provided for in an LTD insurance policy), the Employer shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive may have under the LTD insurance program maintained by the Employer. Such disability shall be certified by the Employer 's group LTD carrier, in conjunction with the Executive's supplemental LTD carrier if such supplemental policy is in effect; in the event these carriers cannot agree, they shall designate a licensed physician whose decision shall be binding for purposes of this Agreement.

         (c) TERMINATION FOR CAUSE. The Employer may terminate the Executive's employment hereunder for cause. For the purposes of this Agreement, the Employer shall have "cause" to terminate the Executive's employment hereunder upon (i) the willful failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness, (ii) the willful engaging by the Executive in gross misconduct materially injurious to the Employer, (iii) the willful violation by the Executive of the provisions of Sections 4 or 7 hereof, after notice from Employer and a failure to cure such violation within 30 days of said notice, or if said violation cannot be cured within 30 days, within a reasonable time thereafter if the Executive is diligently attempting to cure the violation,
(iv) gross recklessness conduct by the Executive detrimental to the Corporation,
(v) commission of a felony or of a gross misdemeanor involving moral turpitude,
(vi) fraud, dishonesty, or willful violation of any law or significant Employer policy committed in connection with the Executive's employment resulting in material injury to the Corporation , or (vii) receipt of a final written directive or order of any governmental body or entity having jurisdiction over the Employer, the Corporation or any of its Subsidiaries requiring termination or removal of the Executive. The determination of the existence of cause shall be made in the reasonable judgment of the Board of Directors or its delegate.

         (d) TERMINATION BY EMPLOYEE UPON GOOD REASON. The Executive may terminate his employment for good reason. The term "good reason" shall mean (i) a reduction in the Executive's Annual Salary in violation of Section 5 hereof, or his total cash compensation opportunities (e.g. annual incentive awards, equity participation awards) or benefits (except any reductions in compensation which may be applied broadly among all executives because of adverse financial conditions for the Employer or as part of a restructuring of the Employer 's executive compensation program), (ii) the Employer 's failure to remedy a material breach of this Agreement within sixty (60) days following written notice of the beach from the Executive, (iii) the Executive's position is eliminated and he is not offered a comparable position within sixty (60) days or
(iv) the lessening of the Executive's job responsibilities or an unacceptable relocation (defined as more than twenty-five (25) miles from any office or other facility of the Employer).

         10. PAYMENTS UPON TERMINATION.

         (a) If the Executive's employment shall be terminated because of Early Retirement, Normal Retirement, death, Disability or for Cause, the Employer shall pay the Executive or his guardian or estate his full Annual Salary through the date of termination at the rate in effect at the time of termination and any other amounts owing to Executive at the date of termination. Further, should termination occur because of Early Retirement, Normal Retirement, death, or Disability, the Employer may elect to pay the Executive, or his guardian or estate, at the end of the fiscal year in which the termination occurred, a prorated award under any incentive program in which the Executive participates, and also may elect to accelerate vesting of restricted stock, stock option and performance share awards to provide a full or prorated compensation opportunity for the retired or disabled Executive or the deceased Executive's guardian or estate. Notwithstanding the foregoing, the Employer shall have no obligation to provide payments of benefits beyond what the Executive is entitled to under the terms and conditions of the various compensation and benefit plans and arrangements maintained by the Corporation.

         (b) If (i) the Executive's employment is terminated by the Employer other than for the reasons or circumstances set forth under Sections 9(a), (b) or (c) hereof or (ii) the Executive terminates his employment within 90 days following the occurrence of any of the events constituting "good reason" as defined in Section 9(d), then the Employer shall be required to pay to the Executive his Annual Salary for a period (the "Salary Continuation Period") equal to twenty-four (24) months. In such event the Employer shall also maintain in full force and effect (and the Executive shall remain a participant in) during the Salary Continuation Period, all medical, life insurance and health-and-accident plans and arrangements, if the Executive's continued participation is permitted under the general terms and conditions and rules and regulations of such plans and arrangements. In the event that the Executive's continued participation in any such plan or arrangement is prohibited, the Executive shall be entitled to receive an amount equal to the annual contribution, payments, premiums, credits or allocations made by the Employer to him, to his account or on his behalf under such plans and arrangements from which his continued participation is barred, provided, that if Executive's participation in any life insurance or health-and-accident or medical plan or arrangement is barred, the Employer shall use its best efforts to obtain and pay for, on Executive's behalf, individual insurance plans, policies or programs which provide to Executive health-and-accident or life insurance or medical insurance coverage which is equivalent to the insurance coverage to which Executive was entitled prior to the date of termination.

         (c) If termination occurs as a result of expiration of the Agreement or if the Executive terminates his employment other than for "good reason" as defined in Section 9(d), the Executive will not be entitled to receive any severance payments or continuation of benefit coverages except as provided under law. The Executive will be permitted to exercise vested stock options and grants as prescribed in the agreements covering those options and grants.

         (d) If termination occurs as a result of a Change of Control and If, within the period beginning on the date of the Change of Control (as defined in Section 14(f)) and ending on the date that is twenty-four (24) months following the later of (i) the date of the Change of Control or (ii) in the case of a Change of Control described in Sections 14(c) or (d), the date on which the transaction resulting in the Change of Control was consummated, (i) the Executive terminates his employment within ninety (90) days following the occurrence of any of the events constituting "good reason" as described in
Section 10(d) or (ii) the Executive terminates employment for any reason during the thirty (30)-day period beginning on the latter (A) the date that is twelve(12) months following the date of the Change of Control (as defined in Section 14(g)) or (B) in the case of a Change of Control described in Section 14(c) or (d), the date that is twelve (12) months following the date on which the transaction resulting in the Change of Control is consummated, then the Corporation shall (i) make a lump-sump payment to the Executive equal to two and one-half times the sum of (A) his highest Annual Salary during the three-calendar-year period ending before the effective date of the termination and (B) (i) maintain medical, disability, and life insurance benefits for a period of 24 months from the date of termination; (ii) maintain benefit coverages for the Executive as specified in 11(b) for a period of twenty-four
(24) months; Further, notwithstanding the terms of any restricted stock option and/or performance share award or grant made to the Executive, such award or grant will become fully vested and the Executive will have a six-month period from date of termination in which to exercise available stock options.

         11. PARACHUTE PAYMENTS. Notwithstanding any other provision herein to the contrary, in the event that any payments made to the Executive upon the termination of employment in conjunction with a Change of Control (pursuant to this Agreement or any other plans, programs, or arrangements maintained by the Employer or the Corporation) would constitute "excess parachute payments" within the meaning of Code Section 280G, the total present value of any and all payments and benefits to the Executive shall not exceed 2.99 times the Executive's base amount (as such term is defined in Code Section 280G(b)(3). To the extent that any payment and/or benefits are to be reduced pursuant to this
Section 11, such reductions shall be made only after consultation with the Executive as to the specific payments and/or benefits to be reduced.

         12. GROSS-UP PROVISION. In the event any payments made to the Executive upon termination of employment in conjunction with a Change of Control (pursuant to this Agreement and any other plans, programs and arrangements maintained by the Corporation) would constitute "excess parachute payments" within the meaning of the Code Section 280G, the Corporation will not provide any gross-up provision

         13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Employer or Executive resulting in damages to either party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

         14       DEFINITION OF CHANGE OF CONTROL.  For purposes of this
Agreement "Change of Control" shall mean the occurrence of any one of the following events:

                  (a) The Corporation acquires actual knowledge that any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any of its Subsidiaries or any entity holding securities for or pursuant to the terms of any such plan) has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to a majority of the voting power of the Corporation's Voting Stock.

                  (b) A majority of the Board of Directors of the Corporation shall consists of persons other than (i) persons who were members of the Board of Directors on the date first written above, or (ii) persons (A) whose nomination or election as directors of the Corporation was approved by at least two-thirds of the then members of the Board of Directors (excluding any director referred to in clause (B) of this paragraph) who either were directors of the Corporation on the date first above written or whose nomination or election as a director was so approved and (B) who are not nominees or representatives of (1) any Person having Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 10% or more of the voting power of the Corporation's Voting Stock or (2) any "participant," as defined in Rule 14a-11 under the Securities Exchange Act of 1934 or any successor rule, in any actual or threatened solicitation (other than a solicitation by the Corporation) subject to Rule 14a-11 or any successor rule relating to the election or removal of any directors of the Corporation;

         (c) The Corporation and /or any Subsidiary of the Corporation shall be a party to any merger, consolidation, division, share exchange, transfer of assets or any other transaction or services of related transactions outside the ordinary course of business (a "Business Combination") as a result of which the shareholders of the Corporation immediately prior to such Business Combination (excluding any party, other than the Corporation or a Subsidiary, to the Business Combination or any Affiliate or Associate of any such party) shall not hold immediately following such transaction a majority of the voting powers of the Voting Stock of a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Corporation and its consolidated subsidiaries immediately prior to the Business Combination constituting at least sixty-five (65%) of Total Assets: or

         (d) If the entity which is the actual employer of the Executive hereunder (the "Employer Company") is other than the Corporation, either (i) the Employer Company shall cease to be a Subsidiary of the Corporation or (ii) the Employer Company and/or any Subsidiary of the Employer Company shall be a party to and Business Combination as a result of which the Corporation shall not hold immediately following such transaction a majority of the voting power of the Voting Stock or a Person or Persons immediately thereafter holding, directly or indirectly through Subsidiaries, assets of the Employer Company and its consolidated subsidiaries immediately prior to the Business Combination constituting at least seventy-five percent (75%) of Company's Total Assets.

         (e) In the case of Change of Control defined in Section 14(c) hereof, following such Change of Control the tem "Employer Company" as used herein shall mean the Person which following such Change of Control holds the largest percentage of Employer Company's Total Assets, including for this purpose Total Asset which are held by such Person directly or indirectly through one or more Subsidiaries. Employer Company shall not enter into any transaction involving such a Change of Control unless at or prior to the consummation thereof such Person assumes the obligations of Employer Company hereunder.
         (f) For purposes of Section 14(a) and (b) the date of the "Change of Control" is the date on which the Change of Control occurs. For purposes of Sections 14(c) and (d), the date of the "Change of Control" is the date on which the transaction resulting in a Change of Control is first evidenced in writing and executed by an authorized officer of the Corporation and /or Subsidiary including, without limitation, any letter of intent, sale or purchase agreement and/or agreement of merger, or, in the case of a series of Business Combination transactions resulting in a Change of Control, the date of the earliest of such transactions is first evidence in writing and executed by an authorized officer of the Corporation and/or Subsidiary.

         15. NOTICE. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Executive:
                                    ALAN W. DAKEY
                                    156 WAGON ROAD
                                    MILLERSBURG, PA 17061


                 If to the Employer:
                                    CHAIRMAN
                                    COMPENSATION COMMITTEE
                                    MID PENN BANK , BOARD OF DIRECTORS
                                    349 UNION STREET
                                    MILLERSBURG, PA 17061

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon actual receipt.

         16. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Executive and his heirs and personal representatives, and the Employer and any successor to the Employer.

         17. ENFORCEMENT OF SEPARATE PROVISIONS. Should any provision of this Agreement be ruled unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         18. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person.

         19. ARBITRATION. In the event that any disagreement or dispute shall arise between the parties concerning this Agreement, the issue(s) will be submitted to binding arbitration in the City of Harrisburg pursuant to the rules of the American Arbitration Association. Any award entered shall be final and binding upon the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Attorneys' fees and administrative court costs associated with such actions shall be paid by the non-prevailing party.

         20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. If the Executive dies prior the expiration of his term of employment hereunder, any moneys that may be due him from the Employer under this Agreement as of the date of death shall be paid to the executor, administrator, or other personal representative of the Executive's estate.

         21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         22. CAPTIONS; PRONOUNS. All captions are for convenience only and do not form a substantive part of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         23. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment by the Executive by the Employer, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.



ATTEST:                                     MID PENN BANK:


/s/ Cindy L. Wetzel                         By: /s/ Gregory M. Kerwin
-------------------------------                 --------------------------------
                                                Compensation Committee Chairman


WITNESS:                                    EXECUTIVE:


___________________________                 /s/ Alan W. Dakey
                                            ------------------------------------